Exhibit 10.9

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 8, 2005 by and among Hercules Offshore, LLC, a Delaware limited liability company (the “Company”), and each of the holders listed on the signature page hereto.

This Agreement is made in connection with the conversion of the Company from a Delaware limited liability company to a Delaware corporation (the “Conversion”) pursuant to the Plan of Conversion dated as of July 7, 2005 (the “Plan of Conversion”). Upon the effectiveness of the Conversion, the existing registration rights of the members of the Company set forth in Article XIV of the Amended and Restated Operating Agreement of Hercules Offshore, LLC dated as of October 1, 2004 (as amended from time to time, the “Operating Agreement”) shall terminate, and the parties hereto desire to provide certain registration rights with respect to the shares of stock to be received by such members in the Conversion. In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The terms set forth below are used herein as so defined:

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Claim” has the meaning given that term in Section 2.7(a).

“Company” means (i) Hercules Offshore, LLC, a Delaware limited liability company, prior to the Conversion, and (ii) upon consummation of the Conversion, the corporation resulting therefrom.

“Conversion” has the meaning given that term in the preamble hereto.

“Conversion Shares” means the shares of common stock or other securities of the Company issued to the Holders upon consummation of the Conversion.

“Damages” has the meaning given that term in Section 2.7(a).

“Demand Request” has the meaning given that term in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3 Demand” has the meaning given that term in Section 2.3(a).

“Holder” means a Person that (i) is a party to this Agreement (or a permitted transferee under Section 2.10) and (ii) owns Registrable Securities.

“Holder Indemnified Parties” has the meaning given that term in Section 2.7(a).

“Indemnified Party” has the meaning given that term in Section 2.7(c).

“Indemnifying Party” has the meaning given that term in Section 2.7(c).

“Initiating Form S-3 Holder” has the meaning given that term in Section 2.3(a).

“Inspector” and “Inspectors” have the meanings given such terms in Section 2.5(a)(ii).

“IPO” means the initial public offering of the Company’s common stock or other equity securities pursuant to a registration statement of the Company filed with the SEC under the Securities Act to effect such offering.

“Lock-Up Period” has the meaning given that term in Section 2.4(a).

“Maximum Number of Registrable Securities” means the total number of securities which a managing underwriter of an underwritten public offering reasonably and in good faith determines can be successfully included in such public offering.

“NASD” means the National Association of Securities Dealers, Inc.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Operating Agreement” has the meaning given that term in the preamble hereto.

“Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.

“Person” means an individual or a corporation, limited liability company, partnership, trust, estate, unincorporated organization, association, or other entity.

“Plan of Conversion” has the meaning given that term in the preamble hereto.

“Proposed Registration” has the meaning given that term in Section 2.2(a).

“Registrable Securities” means the Conversion Shares and any shares of common stock or other securities issued or issuable to the Holders with respect to the Conversion Shares by virtue of any stock split, combination, stock dividend, merger, consolidation or other similar event; provided, however, that the Conversion Shares that are considered to be Registrable Securities shall cease to be Registrable Securities (A) upon the sale thereof pursuant to an effective registration statement, (B) upon the sale thereof pursuant to Rule 144 (or successor rule) under the Securities Act, (C) when such securities cease to be outstanding, or (D) upon the sale thereof in a private transaction where the transferor’s rights under this Agreement are not assigned, or when the rights hereunder applicable to such securities are assigned otherwise than in accordance with the terms and conditions of this Agreement.

“Registration Expenses” mean all expenses (other than Selling Expenses) arising from or incident to the performance of, or compliance with, Article II hereof, including (i) SEC, stock exchange, NASD and other registration and filing fees, (ii) all fees and expenses incurred by the Company or any underwriter in connection with complying with any securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent registered public accounting firm and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or Nasdaq and (viii) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether any Registration Statement filed in connection with such registration is declared effective. “Registration Expenses” shall also include fees, charges and disbursements of one firm of counsel to all of the Participating Holders participating in any underwritten public offering (which shall be selected by a majority, based on the number of Registrable Securities to be sold, of the Participating Holders; provided, however, that such fees, charges and disbursements of counsel to the Participating Holders shall not exceed $100,000).

“Registration Statement” means any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Request Notice” has the meaning given that term in Section 2.1(a).

“Requesting Holders” has the meaning given that term in Section 2.1(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, any capital gains, income and transfer taxes and, except as provided in the last sentence of the definition of “Registration Expenses,” all out-of-pocket expenses of Holders.

“Valid Business Reason” has the meaning given that term in Section 2.1(e).

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Demand Registration.

(a) Request by Holders. If the Company receives at any time commencing on the earlier of (i) one hundred and eighty (180) days after the closing of the Company’s underwritten IPO and (ii) the completion by the Company of a merger, consolidation, sale, transfer, lease or other conveyance of all or substantially all of the assets or any other similar business combination or transaction with another company listed on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market, a written request from Holders that hold at least twenty-five percent (25%) of the Registrable Securities (“Requesting Holders”) that the Company register Registrable Securities held by Requesting Holders for sale in an underwritten public offering (a “Demand Request”), then the Company shall, within ten (10) days after receipt of such Demand Request, give written notice of such request (“Request Notice”) to all Holders. Such Demand Request shall (x) specify the number of Registrable Securities that the Requesting Holders intend to sell or dispose of and (y) specify the expected price range (net of underwriting discounts and commissions) acceptable to the Requesting Holders to be received for such Registrable Securities. Following receipt of a Demand Request, the Company shall:

(i) cause to be filed, as soon as practicable, but within ninety (90) days of the date of delivery to the Company of the Demand Request, a Registration Statement covering such Registrable Securities which the Company has been so requested to register by the Requesting Holders and other Holders who request to the Company that their Registrable Securities be registered within twenty (20) days of the mailing of the Request Notice, providing for the registration under the Securities Act of such Registrable Securities to the extent necessary to permit the disposition of such Registrable Securities in an underwritten public offering;

(ii) use its reasonable best efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter; and

(iii) refrain from filing any other Registration Statements, other than pursuant to a Registration Statement on Form S-4 or S-8 (or similar or successor forms), with respect to any other equity securities of the Company during the applicable Lock-Up Period.

(b) Effective Registration Statement. A registration requested pursuant to this Article II shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective (unless a substantial cause of the failure of such Registration Statement to become effective shall be attributable to one or more Participating Holders) and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of, but not longer than 30 days after the Registration Statement became effective; (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the

SEC or other governmental agency or court not resulting from the actions of a Participating Holder or its successors or assigns, and has not thereafter become effective, or if the offering of Registrable Securities is not consummated for any reason or due to factors beyond the control of Participating Holders, other than if the underwriters advise the Participating Holders that the Registrable Securities cannot be sold at a net price per share equal to or above the net price disclosed in the preliminary prospectus; (iii) if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived; or (iv) if the Requesting Holders are cut back to fewer than fifty (50%) of the Registrable Securities requested to be registered.

(c) Selection of Underwriters. If the Company is required to file a Registration Statement covering any Registrable Securities of any Requesting Holders pursuant to Section 2.1(a), the managing underwriter shall be one or more reputable nationally recognized investment banks selected by a majority in interest of the Requesting Holders and reasonably acceptable to the Company.

(d) Priority for Demand Registration. Notwithstanding any other provision of this Article II, if the managing underwriter determines and advises the Participating Holders and the Company in writing that the inclusion of all securities proposed to be included by the Company and the Participating Holders in the underwritten public offering would adversely interfere with the successful marketing of the Participating Holders’ Registrable Securities, then the Company shall not be permitted to include any securities in excess of the amount, if any, of securities which the managing underwriter of such offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of Registrable Securities to be registered for the Requesting Holders. If the total number of securities that all Participating Holders requested be included in the registration exceeds the Maximum Number of Registrable Securities, the Company will be obligated to include in such Registration Statement, as to each Participating Holder, only a portion of the Registrable Securities such Participating Holder has requested be registered equal to the product of (i) Maximum Number of Registrable Securities and (ii) a fraction, the numerator of which is the number of Registrable Securities such Participating Holder has requested be included in such registration and the denominator of which is the total number of Registrable Securities all Participating Holders requested be included in such registration. It is acknowledged by the parties hereto that pursuant to the foregoing provision, the securities to be included in a registration requested by the Requesting Holders pursuant to Section 2.1 shall be allocated:

(i) first, to the Participating Holders; and

(ii) second, to the Company.

(e) Limitations on Demand Registrations.

(i) The Company may delay making a filing of a Registration Statement or taking action in connection therewith by not more than ninety (90) days if the Company provides a written certificate signed by the President or Chief Executive Officer of the Company to the Holders, prior to the time it would otherwise have been required to file such Registration Statement or take such action pursuant to this Section 2.1, stating that the Company has determined in good faith that the filing of such Registration Statement would be seriously detrimental to the Company or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction (collectively, a “Valid Business Reason”) and that it is therefore essential to defer the filing of the Registration Statement; provided, however, that such right to delay a Demand Request shall be exercised by the Company not more than once in any twelve month period and the Company shall only have the right to delay a Demand Request so long as such Valid Business Reason exists, and during such time, the Company may not file a Registration Statement for securities to be issued and sold for its own account or for that of anyone other than the Holders.

(ii) The Company shall not be obligated to comply with more than three (3) Demand Requests pursuant to this Section 2.1 or more than one Demand Request in any six-month period.

(iii) The Company shall not be required to comply with a Demand Request unless the reasonably anticipated aggregate gross proceeds to be raised (before any underwriting discounts and commissions) would be equal to or exceed $15,000,000.

(f) Cancellation of Registration. A majority in interest of the Participating Holders shall have the right to cancel a proposed registration of Registrable Securities pursuant to this Section 2.1 when, (i) in their discretion, market conditions are so unfavorable as to be seriously detrimental to an offering pursuant to such registration and such registration has not become effective or (ii) the request for cancellation is based upon material adverse information relating to the Company that is different from the information known to the Participating Holders at the time of the Demand Request. Such cancellation of a registration shall not be counted as one of the Demand Requests and, notwithstanding anything to the contrary in the Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with the registration prior to the time of cancellation.

Section 2.2 Piggyback Registrations.

(a) Right to Include Registrable Securities. Each time the Company proposes for any reason (including pursuant to Demand Requests under Section 2.1) to register any of its securities under the Securities Act, either for its own account or for the account of a securities holder exercising demand registration rights, other than pursuant to a registration statement on Form S-4 or S-8 (or similar or successor forms) (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to all of the Holders of Registrable Securities (which notice shall be given not less than thirty (30) days prior to the expected effective date of the Company’s registration statement) and shall offer such Holders the right to request inclusion of any of such Holder’s Registrable Securities in the Proposed Registration. No registration pursuant to this Section 2.2 shall relieve the Company of its obligation to register Registrable Securities pursuant to a Demand Request, as contemplated by Section 2.1. The rights to piggyback registration may be exercised on an unlimited number of occasions.

(b) Piggyback Procedure. Each Holder of Registrable Securities shall have twenty (20) days from the date of receipt of the Company’s notice referred to in Section 2.2(a) to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to sell and such Holder’s intended method of disposition. Any Participating Holder shall have the right to withdraw such Participating Holder’s request for inclusion of such Participating Holder’s Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of such withdrawal. Subject to Section 2.2(d), the Company shall use its reasonable best efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of securities originally proposed to be registered.

(c) Selection of Underwriters. The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company.

(d) Priority for Piggyback Registration. Notwithstanding any other provision of this Article II, if the managing underwriter of an underwritten public offering determines and advises the Company and the Participating Holders in writing that the inclusion of all Registrable Securities proposed to be included by the Participating Holders in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company’s securities, then the Participating Holders shall not be permitted to include any Registrable Securities in excess of the amount, if any, of Registrable Securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. The Company will be obligated to include in such Registration Statement, as to each Participating Holder, only a portion of the total number of securities that can be included in such Registration Statement in excess of those being offered by Company that is equal to the ratio of the number of Registrable Securities such Participating Holder has requested be registered to the total number of Registrable Securities requested to be included in such Registration Statement by all Participating Holders who have requested that their Registrable Securities be included in such Registration Statement. It is acknowledged by the parties hereto that pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company shall be allocated:

(i) first, to the Company;

(ii) second, pro rata to the Participating Holders, provided, however, that no Registrable Securities requested to be included in the registration by a Participating Holder shall be excluded from the registration until all shares proposed to be registered by the Company’s directors, officers and employees (as individuals) are excluded from the registration; and

(iii) third, to any others requesting registration of securities of the Company.

If as a result of the provisions of this Section 2.2(d) any Participating Holder is not entitled to include all of its Registrable Securities in a registration that such Participating

Holder has requested to be so included, such Participating Holder may withdraw such Participating Holder’s request to include Registrable Securities in such Registration Statement.

(e) Underwritten Offering. If the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 2.2 shall specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such registration.

(f) Notwithstanding the foregoing, the piggyback registration rights provided for pursuant to this Section 2.2 with respect to Registrable Securities held by any Holder shall not apply to the proposed registration contemplated by the Company’s registration statement on Form S-1 (Registration No. 333-126457) initially filed by the Company with the SEC under the Securities Act on July 8, 2005 unless such Holder has delivered the written request for inclusion pursuant to and in accordance with Section 14.2(b) of the Operating Agreement.

Section 2.3 Form S-3 Registration.

(a) Requesting Holder. Any Requesting Holder (an “Initiating Form S-3 Holder”) may request at any time that is more than one hundred and eighty (180) days after the Company’s IPO that the Company file a Registration Statement under the Securities Act on Form S-3 (or similar or successor form) covering the sale or other distribution of all or any portion of the Registrable Securities held by such Initiating Form S-3 Holder pursuant to Rule 415 under the Securities Act (“Form S-3 Demand”) if (i) the reasonably anticipated aggregate gross proceeds would equal or exceed $10,000,000 and (ii) the Company is a registrant qualified to use Form S-3 (or any similar or successor form) to register such Registrable Securities. If such conditions are met, the Company shall promptly give written notice of such Proposed Registration to all of the Holders of Registrable Securities (which notice shall be given not less than thirty (30) days prior to the expected effective date of the Company’s Registration Statement) and shall offer such Holders the right to request inclusion of any of such Holder’s Registrable Securities in the Proposed Registration. Each Holder of Registrable Securities shall have twenty (20) days from the date of receipt of such notice to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to sell. The Company shall use its reasonable best efforts to register under the Securities Act on Form S-3 (or any similar or successor form) as promptly as practicable, for sale in accordance with the method of disposition specified in the Form S-3 Demand, the number of Registrable Securities specified in such Form S-3 Demand and that other Holders have requested to include. In connection with a Form S-3 Demand, the Company agrees to include in the prospectus included in any Registration Statement on Form S-3, such material describing the Company and intended to facilitate the sale of securities being so registered as is reasonably requested for inclusion therein by the Initiating Form S-3 Holders, whether or not the rules applicable to preparation of Form S-3 require the inclusion of such information.

(b) Demand Requests. Form S-3 Demands will not be deemed to be Demand Requests as described in Section 2.1.

(c) Form S-3 Demand. Holders may not make a Form S-3 Demand more than one time in any six-month period, and the Company shall not be obligated to maintain the effectiveness of any registration statement relating to a Form S-3 Demand for longer than one hundred eighty (180) days.

(d) The Company may delay making a filing of a Registration Statement pursuant to a Form S-3 Demand or taking action in connection therewith by not more than ninety (90) days if the Company provides a written certificate signed by the President or Chief Executive Officer of the Company to the Holders, prior to the time it would otherwise have been required to file such Registration Statement or take such action pursuant to this Section 2.3, stating that the Company has determined in good faith that there exists a Valid Business Reason and that it is therefore essential to defer the filing of the Registration Statement; provided, however, that such right to delay a Form S-3 Demand made by a Holder shall be exercised by the Company not more than once in any twelve month period with respect to such Holder and the Company shall only have the right to delay a Form S-3 Demand so long as such Valid Business Reason exists, and during such time, the Company may not file a Registration Statement for securities to be issued and sold for its own account or for that of anyone other than the Holders.

Section 2.4 Holdback Agreements.

(a) Restrictions on Public Sale by Holders. If requested by the lead managing underwriter, the Company and each Holder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or otherwise to make a Demand Request or a Form S-3 Demand, during a period of not more than ten (10) days before and one hundred and eighty (180) days after, in the case of an IPO, or ninety (90) days after, in the case of any other firm underwriting public offering of securities of the Company, commencing on the effective date of the registration statement relating to such IPO or public offering (the “Lock-Up Period”), unless expressly authorized to do so by the lead managing underwriter; provided, however, that if any other holder of securities of the Company that is subject to a similar lock-up period shall be subject to a shorter period or receives more advantageous terms than the period or terms relating to the Lock-Up Period, then the Lock-Up Period shall be such shorter period and also on such more advantageous terms and, notwithstanding the foregoing, the Holders shall not be required to sign lock-up agreements unless all of the Company’s directors, executive officers and securities holders owning five percent (5%) or more of the Registrable Securities have signed lock-up agreements with the managing underwriters. Any such lock-up agreements signed by the Holders shall contain reasonable and customary exceptions, including the right of a Holder to make transfers to certain Affiliates and transfers related to shares of securities owned by Holders as a result of open market purchases made following the closing of the IPO. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the relevant period.

(b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any securities for its own account (except pursuant to registration statements on Form S-4 or S-8 or any similar or successor form) during the Lock-Up

Period, to the extent reasonably requested by the managing underwriter (except for securities being sold by the Company for its own account under such registration statement).

Section 2.5 Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities is required pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as practicable, and in connection with any such request, the Company shall:

(i) Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC (in any event not later than ninety (90) days after receipt of a Demand Request to file a Registration Statement with respect to Registrable Securities), a Registration Statement on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement shall contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use its reasonable best efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof and remain effective for a period of not less than one hundred and eighty (180) days (or such shorter period in which all Registrable Securities have been sold in accordance with the methods of distribution set forth in the Registration Statement);

(ii) Participation in Preparation. Provide any Participating Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (each, an “Inspector” and, collectively, the “Inspectors”), the opportunity to participate (including reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

(iii) Due Diligence. For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available for inspection and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the respective counsel referred to in Section 2.5(a)(ii) to conduct a reasonable investigation within the meaning of the Securities Act; provided that each Participating Holder agrees, for itself and on behalf of each of its Inspectors, that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public;

(iv) General Notifications. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement, (C) of any written comments by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto and (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;

(v) 10b-5 Notification. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten (10) days following notice of the occurrence of such event to each Participating Holder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vi) Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and the Company agrees to use its reasonable best efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(vii) Amendments and Supplements, Acceleration. Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and, if applicable, file any

Registration Statements pursuant to Rule 462(b) under the Securities Act; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented. If a majority in interest of the Participating Holders so request, to request acceleration of effectiveness of the Registration Statement from the SEC and any post-effective amendments thereto, if any are filed; provided that at the time of such request, the Company does not in good faith believe that it is necessary to amend further the Registration Statement in order to comply with the provisions of this subparagraph. If the Company wishes to further amend the Registration Statement prior to requesting acceleration, it shall have five (5) business days to so amend prior to requesting acceleration;

(viii) Copies. Furnish as promptly as practicable to each Participating Holder and Inspector prior to filing a Registration Statement or any supplement or amendment thereto, copies of such Registration Statement, supplement or amendment as it is proposed to be filed and, after such filing, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder;

(ix) Blue Sky. Use its reasonable best efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent of process in any such states or jurisdictions or subject itself to material taxation in any such state or jurisdiction, but for this subparagraph;

(x) Other Approvals. Use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;

(xi) Agreements. Enter into customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

(xii) “Cold Comfort” Letter. Obtain a “cold comfort” letter from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter may reasonably request;

(xiii) Legal Opinion. Furnish, at the request of any underwriter of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions;

(xiv) SEC Compliance, Earnings Statement. Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its stockholders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of any Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of such Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xv) Certificates, Closing. Provide officers’ certificates and other customary closing documents;

(xvi) NASD. Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the NASD;

(xvii) Road Show. Cause appropriate officers as are requested by a managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering;

(xviii) Listing. Use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and if not so listed, to be listed on the Nasdaq National Market or other NASD automated quotation system;

(xix) Transfer Agent, Registrar and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration;

(xx) Private Sales. Use its reasonable best efforts to assist a Holder in facilitating private sales of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents requested by a Holder; and

(xxi) Reasonable Best Efforts. Use its reasonable best efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information. The Company may require each Participating Holder as to which any registration of such Participating Holder’s Registrable Securities is being effected to furnish to the Company such information regarding such Participating Holder and such Participating Holder’s method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c) Notice to Discontinue. Each Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 2.5(a)(v), such Participating Holder shall forthwith discontinue the disposition of Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Section 2.5(a)(v) such Participating Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Participating Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.5(a)(v) to and including the date when the Participating Holder shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 2.5(a)(v).

Section 2.6 Registration Expenses. Except as otherwise provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of shares so registered.

Section 2.7 Indemnification.

(a) Indemnification by the Company. The Company agrees, notwithstanding any termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of its directors, officers, employees, advisors, agents and general and limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter (collectively,

“Holder Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including reasonable costs of investigation and fees, disbursements and other charges of counsel and any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) or other liabilities (collectively, “Damages”) to which any such Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Damages (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance and in any such case, the Company will promptly reimburse each such Holder Indemnified Party for any legal and any other Damages reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a “Claim”); provided, however, that the Company shall not be liable to any Holder Indemnified Party for any Damages that arise out of or are based upon (x) written information provided by a Holder Indemnified Party expressly for use in the Registration Statement or (y) sales of Registrable Securities by a Holder Indemnified Party to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished in a timely manner a reasonable number of copies thereof to such Holder Indemnified Party in compliance with this Agreement and the Damages of such Holder Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as then amended or supplemented). Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Registrable Securities by such Holder Indemnified Parties.

(b) Indemnification by Holders. In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Holder agrees, severally and not jointly, notwithstanding any termination of this Agreement, to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holders as set forth in Section 2.7(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein and with respect to any violation by the Holder of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance not resulting in any respect from the Company’s actions; provided, however, that the liability of any Holder under this Section 2.7(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties (except as provided above) and shall survive the transfer of Registrable Securities by such Holder.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including, but not limited to, any impleaded parties) reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct. In the case of clause (ii) above and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. The Indemnifying Party shall not be liable to pay the fees and expenses of more than one firm of separate counsel for all Indemnified Parties in each jurisdiction in which any action is threatened or pending. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

(d) Contribution. If the indemnification provided for in this Section 2.7 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 2.7(d) shall be limited to the amount of the gross proceeds received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the Damages or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 2.7(a), 2.7(b) and 2.7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2.7(d).

Section 2.8 Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that it shall use its reasonable best efforts to (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act), at all times from and after the date which is one hundred and eighty (180) days following the Company’s IPO, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time, or (y) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the written request of a Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements in all material respects.

Section 2.9 Certain Limitations on Registration Rights. No Holder may participate in any Registration Statement hereunder unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting agreement approved by the Holder or Holders entitled hereunder to approve such arrangements; provided, however, that no such Holder shall be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested. Such Holders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Holders. The Company may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of the Holders of Registrable Securities and for the benefit of such underwriters, shall also be made to and for the benefit of the Company and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Company.

Section 2.10 Transfer of Registration Rights. The rights of a Holder hereunder may be transferred only to an Affiliate or immediate family member of such Holder and upon the satisfaction of all of the following additional conditions: (a) such transfer is effected in accordance with applicable securities laws; (b) such Affiliate or immediate family member agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer, stating the name and address of such Affiliate or immediate family member and identifying the Registrable Securities with respect to which such rights are being transferred.

Section 2.11 Termination of Registration Rights. The rights contained in Section 2.1, Section 2.2, Section 2.3 and Section 2.8 shall terminate at the earlier of (a) seven years from the effective date of the Company’s IPO or (b) with respect to a Holder, the date that all Registrable Securities held by such Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 and such Registrable Securities represent less than one-percent of all outstanding shares of the Company’s capital stock.

ARTICLE III

MISCELLANEOUS

Section 3.1 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, Internet electronic mail, courier service or personal delivery: (a) if to a Holder, at such Holder’s address as shown on the Company’s stock transfer records; and (b) if to the Company, at 2929 Briarpark Drive, Suite 435, Houston, Texas 77042; or, in each case, to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt is acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

Section 3.2 Successor and Assigns. Subject to Section 2.10, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.3 Recapitalization, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.4 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Section 3.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.6 Governing Law. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware without regard to the conflict of law provisions thereof.

Section 3.7 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby, and that provision shall be enforced to the greatest extent permitted by law.

Section 3.8 Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Holders with respect to the subject matter hereof and supersedes all prior contracts or agreements, whether oral or written, among the Company and the Holders with respect to the subject matter hereof.

Section 3.9 Amendment; Waiver. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders or partners are, entitled to the benefits thereof.

Section 3.10 Effectiveness. This Agreement shall become effective and in full force and effect upon the consummation of the Conversion.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HERCULES OFFSHORE, LLC

By:	/s/ Randall D. Stilley
Name: Randall D. Stilley
Title: CEO and President

HOLDERS:

LR-HERCULES HOLDINGS, L.P.

By:	LR2 GP, L.P.,
Its General Partner

By:	LR2 GP, LLC,
Its General Partner

By:	/s/ Mark A. McCall
Name: Mark A. McCall
Title: CFO

GREENHILL CAPITAL PARTNERS, L.P. GREENHILL CAPITAL PARTNERS (CAYMAN), L.P. GREENHILL CAPITAL PARTNERS (EXECUTIVES), L.P. GREENHILL CAPITAL, L.P.

By:	GCP Managing Partner, L.P., as Managing General Partner of each of the foregoing Partnerships

By:	Greenhill Capital Partners, LLC,
Its General Partner

By:	/s/ V. Frank Pottow
Name: V. Frank Pottow
Title: Managing Director

/s/ Steven A. Webster
STEVEN A. WEBSTER

KESTREL CAPITAL, LP

By:	PEREGRINE MANAGEMENT, LLC
Its General Partner

By:	/s/ Barrett Webster
Name: Barrett Webster
Title: President

/s/ Jonathan Fairbanks
JONATHAN FAIRBANKS

BASSRIG AS

By:	/s/ Erland A. Bassoe
Name: Erland A. Bassoe
Title: Director

MIKE MULLEN ENERGY EQUIPMENT RESOURCE INC.

By:	/s/ Mike Mullen
Name: Mike Mullen
Title: President

DAVENPORT LIVING TRUST

By:	/s/ Al Davenport, Jr.
Name: Al Davenport, Jr.
Title: Senior Marketing Manager

HARBOUR CAPITAL CONSULTANTS, INC.

By:	/s/ Thomas J. Seward II
Name: Thomas J. Seward II
Title: President

CLEARFORK CAPITAL, LLC

By:	/s/ Russell L. Sherrill
Name: Russell L. Sherrill
Title: President

/s/ Russell L. Sherrill
RUSSELL L. SHERRILL

THOMAS J. SEWARD II DEFINED BENEFIT PLAN

By:	/s/ Thomas J. Seward II
Name: Thomas J. Seward II
Title: Trustee

/s/ Thomas J. Seward II
THOMAS J. SEWARD II

/s/ Randall D. Stilley
RANDALL D. STILLEY

/s/ Steven A. Manz
STEVEN A. MANZ

/s/ Thomas E. Hord
THOMAS E. HORD

/s/ Don P. Rodney
DON P. RODNEY

/s/ Sebastian Brooke
SEBASTIAN BROOKE

/s/ Sara Prina
SARA PRINA